[EXHIBIT 24a TO COLONIAL GAS COMPANY
               FORM 10-K FOR YEAR ENDING 12/31/93]




       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


           We  have  issued  our reports dated January  18,  1994

accompanying the consolidated financial statements and  schedules incorporated  by  reference or included in the Annual  Report  on

Form  10-K of Colonial Gas Company and subsidiaries for the  year ended  December 31, 1993.  We hereby consent to the incorporation by  reference  of  said  reports  in  the  Colonial  Gas  Company

Registration  Statements on Forms S-8, as amended (File  No.  33-

34068,  File  No. 33-34066, File No. 33-34067 and  File  No.  33-

44427) and Form S-16, as amended on Form S-3 (File No. 2-93005).







                                   GRANT THORNTON

Boston, Massachusetts
March 18, 1994


            [END OF EXHIBIT 24a TO COLONIAL GAS COMPANY
               FORM 10-K FOR YEAR ENDING 12/31/93]